EXHIBIT 23.2


                       [LETTERHEAD OF ARTHUR ANDERSEN LLP]




                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS
                    -----------------------------------------

As independent public accountants, we hereby consent to the incorporation by reference in this Registration Statement on Form S-8 pertaining to the 2001 Stock Option Plan, of our report dated February 12, 2001 included in Advanced Energy Industries, Inc.'s, Form 10-K for the year ended December 31, 2000 and to all references to our Firm included in this Registration Statement.

                                        /S/ ARTHUR ANDERSEN LLP


Denver, Colorado,
      June 8, 2001.